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                                                                      EXHIBIT 21

                              OLD NATIONAL BANCORP
                         SUBSIDIARIES OF THE REGISTRANT
                             AS OF DECEMBER 31, 2004

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Name of Subsidiary                    Jurisdiction of Incorporation           Business Name of Subsidiary
------------------                    -----------------------------           ---------------------------
Old National Bank                     United States of America                Old National Bank

Old National Realty Company, Inc.     Indiana                                 Old National Realty Company, Inc.

ONB Insurance Group, Inc.             Indiana                                 ONB Insurance

ONB Finance Inc.                      Indiana                                 ONB Finance

American National Trust
& Investment Management Corp          United States of America                Old National Trust Company

Fund Evaluation Group, LLC            Delaware                                Fund Evaluation Group

Terrill Group, Inc.                   Delaware                                Terrill Group, Inc.
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